Exhibit 99.2
AMICAS, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
     On April 2, 2009, AMICAS, Inc. (“AMICAS”) completed its acquisition of Emageon Inc (“Emageon”). AMICAS acquired all of the outstanding shares of common stock of Emageon, at a price of $1.82 per share in cash. For the purpose of these unaudited pro forma condensed combined financial statements, the acquisition is assumed to have occurred as of January 1, 2008 with respect to the unaudited pro forma condensed combined statements of operations and as of March 31, 2009 with respect to the unaudited pro forma condensed combined balance sheet.
     The pro forma adjustments related to the acquisition are based on a preliminary purchase price allocation in accordance with Statement of Financial Accounting Standards No. 141(R) “Business Combinations” whereby the cost to acquire Emageon was allocated to the assets acquired and the liabilities assumed, based upon their estimated fair values. Actual adjustments will be based on the final purchase price and analyses of fair values of identifiable tangible and intangible assets and liabilities, and estimates of the useful lives of tangible and intangible assets, which will be completed after AMICAS completes its valuation and assessment process using all available data. The final purchase price allocation will be performed using estimated fair values as of the date of the acquisition. Differences between the preliminary and final purchase price allocations could have a material impact on the accompanying unaudited pro forma condensed combined financial statements and the future results of operations and financial position of AMICAS and subsidiaries.
     The unaudited pro forma condensed combined financial statements do not reflect the realization of any potential cost savings, or any related integration costs. Although AMICAS believes that certain cost savings may result from the acquisition, there can be no assurance that these cost savings will be achieved.
     The unaudited pro forma condensed combined financial statements are presented for illustrative purposes only and are not necessarily indicative of the consolidated financial position or results of operations in future periods or the results that actually would have been realized if the acquisition had been completed as of the dates indicated. As a result, the actual financial condition and results of operations of AMICAS following the acquisition may not be consistent with, or evident from, these pro forma financial statements. In addition, the assumptions used in preparing the pro forma financial information may not prove to be accurate, and other factors may affect AMICAS’s, financial condition or results of operations following the acquisition.
     For purposes of presenting the financial information, the historical financial information of AMICAS and Emageon is based on the year ended December 31, 2008 and the three months ended March 31, 2009.
     The financial information and accompanying notes should be read in conjunction with the historical consolidated financial statements and notes thereto of AMICAS included in our Annual Report on Form 10-K for the year ended December 31, 2008 and our previously filed Form 8-K, as well as the historical financial statements and notes thereto of Emageon included in its annual report on Form 10-K for the year ended December 31, 2008.

AMICAS, Inc. and subsidiaries
Unaudited Pro Forma Consolidated Combined Balance Sheet
March 31, 2009

						Pro Forma
	AMICAS, Inc.	Emageon Inc.	Pro Forma			Total
	(unaudited)	(unaudited)	Adjustments			(unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$44,076	$18,345	$(39,043)	(A	)	$23,378
Marketable securities	12,502	—				12,502
Accounts receivable, less allowance	9,654	11,288	593	(B	)	21,535
Inventories, net	—	4,047	(2,042)	(C	)	2,005
Prepaid expenses and other current assets	2,671	4,436				7,107

TOTAL CURRENT ASSETS	68,903	38,116				66,527

Property and equipment, net	863	10,940	(817)	(D	)	10,986
Goodwill	—	—	684	(E	)	684
Acquired/developed software	5,233	230	4,770	(E	)	10,233
Customer relationships	—	3,290	810	(E	)	4,100
Trademarks/tradenames	1,224	—	400	(E	)	1,624
Non compete	—	—	500	(E	)	500
Other assets	1,747	2,312	(500)	(F	)	3,559

TOTAL ASSETS	$77,970	$54,888				$98,213

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable and accrued expenses	$4,375	$7,923	$(276)	(G	)	$12,022
Accrued employee compensation and benefits	1,252	1,704	517	(H	)	3,473
Deferred revenue, net of long-term portion	15,551	18,826	(9,306)	(G	)	25,071

TOTAL CURRENT LIABILITIES	21,178	28,453				40,566

Deferred revenue, long-term portion	930	2,245	(1,665)	(G	)	1,510
Other long-term liabilities	—	275				275
Unrecognized tax benefits	1,406	—				1,406

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS EQUITY
Preferred stock	—	—				—
Common stock	51	22	(22)	(I	)	51
Additional paid-in capital	231,477	130,632	(130,632)	(I	)	231,477
Accumulated deficit	(129,717)	(107,698)	107,698	(I	)	(129,717)
Accumulated other comprehensive income (loss):	(2)	730	(730)	(I	)	(2)
Treasury stock	(47,353)	(271)	271	(I	)	(47,353)

TOTAL STOCKHOLDERS EQUITY	54,456	23,415				54,456

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$77,970	$54,888				$98,213

The accompanying notes are an integral part of the unaudited pro forma condensed combined financial statements.

AMICAS, Inc. and subsidiaries
Unaudited Pro Forma Consolidated Statement of Operations
For the Year Ended December 31, 2008

						Pro Forma
						Total
			Acquisition			12/31/2008
	AMICAS, Inc.	Emageon Inc.	Adjustments			(unaudited)
Revenues	$50,353	$69,328				$119,681

Operating Expenses
Cost of revenues	24,679	39,092	(893)	(J	)	62,878
Selling, general, and administrative expenses	20,512	24,916				45,428
Research and development	8,657	17,170				25,827
Depreciation and amortization	1,084	3,775	(1,904)	(J	)	2,955
Other operating expenses	—	5,547				5,547
Impairment of goodwill	27,313	21,577				48,890
Impairment of other intangibles	177	—				177

Total operating expenses	82,422	112,077				191,702

Operating loss	(32,069)	(42,749)				(72,021)

Interest income	2,187	518	(1,308)	(L	)	1,397
Interest expense	—	(40)				(40)
Loss on sale of investments	(31)	—				(31)

Loss before provision for income taxes	(29,913)	(42,271)				(72,695)
Provision for income taxes	158	—				158

Net loss	$(30,071)	$(42,271)				$(70,853)

Basic loss per share	$(0.77)					$(1.82)

Diluted loss per share	$(0.77)					$(1.82)

Weighted average shares outstanding — basic	38,482					38,482

Weighted average shares outstanding — diluted	38,482					38,482

The accompanying notes are an integral part of the unaudited pro forma condensed combined financial statements.

AMICAS, Inc. and subsidiaries
Unaudited Pro Forma Consolidated Statement of Operations
For the Three Months Ended March 31, 2009

						Pro Forma
						Total
	AMICAS, Inc.	Emageon Inc.	Acquisition			3/31/2009
	(unaudited)	(unaudited)	Adjustments			(unaudited)
Revenues	$11,271	$17,026				$28,297

Operating Expenses
Cost of revenues	5,292	9,187	85	(J	)	14,564
Selling, general, and administrative expenses	4,521	5,713				10,234
Research and development	2,286	3,517				5,803
Depreciation and amortization	185	747	(308)	(J	)	624
Acquisition related and integration costs	549	—				549
Other operating expenses	—	7,310	(6,869)	(K	)	441

Total operating expenses	12,833	26,474				32,215

Operating loss	(1,562)	(9,448)				(3,918)

Interest income, net	447	45	(313)	(L	)	179

Loss before provision for income taxes	(1,115)	(9,403)				(3,739)
Provision for income taxes	53	—				53

Loss before extraordinary item	(1,168)	(9,403)				(3,792)
Extraordinary income	—	9,000				9,000

Net loss	$(1,168)	$(403)				$5,208

Basic loss per share	$(0.03)					$0.15

Diluted loss per share	$(0.03)					$0.15

Weighted average shares outstanding — basic	35,195					35,195

Weighted average shares outstanding — diluted	35,195					35,195

The accompanying notes are an integral part of the unaudited pro forma condensed combined financial statements.

AMICAS, Inc. and subsidiaries
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
(1) Basis of Pro Forma Presentation
The unaudited pro forma condensed combined financial statements are based on the historical financial statements of AMICAS and Emageon after giving effect to the acquisition of Emageon and the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements. AMICAS acquired all of the outstanding shares of Emageon and the transaction closed on April 2, 2009. The accompanying unaudited condensed combined balance sheet assumes the acquisition of Emageon occurred on March 31, 2009.
(2) Purchase Price Allocation
AMICAS acquired all of the outstanding shares of Emageon, a publicly held company based in Birmingham, Alabama. Under the terms of the merger agreement, Emageon stockholders received $1.82 per share in cash for each Emageon share.
This acquisition has been accounted for as a business combination in accordance with SFAS 141(R), “Business Combinations”. The total purchase price of approximately $39.0 million was paid in cash:
Purchase Price Allocation
The allocation of the total purchase price to Emageon’s net tangible and identifiable intangible assets was based on their estimated fair values as of April 2, 2009. The excess of the purchase price over the identifiable intangible and net tangible assets was allocated to goodwill. The total purchase price of approximately $39.0 million has been allocated as follows (in thousands):

Goodwill	$684
Intangible assets	10,000
Deferred revenue at fair value	(10,100)
Property and equipment at fair value	10,123
Tangible assets acquired and liabilities assumed:
Cash and cash equivalents	18,345
Other current assets	18,322
Non-current assets	1,812
Accounts payable and current liabilities	(9,868)
Other long-term liabilities	(275)

Total purchase price	39,043

The fair value of certain identified intangible assets are based upon preliminary estimates and are subject to change which could be material. The following are preliminary intangible assets acquired and their respective amortizable lives (in thousands):

		Amortizable
Asset	Amount	life (years)
Customer relationships	$4,100	9
Acquired technology	5,000	7
Tradenames	400	8
Non competes	500	9

(3) Pro Forma Adjustments
The following describes the pro forma adjustments made to the accompanying unaudited pro forma condensed combined financial statements:
A.	To give effect to cash payment of approximately $39.0 million to acquire the shares of Emageon Inc.

B.	Adjustment to record the excess of future billings above and beyond the estimated fair value of deferred revenue.

C.	Adjustment to eliminate accumulated deferred costs associated with deferred revenue. These accumulated costs are being eliminated because they do not reflect an asset of AMICAS.

D.	Adjustment to record the fair value of property, plant and equipment.

E.	Adjustment to reflect the preliminary estimate of the fair value of amortizable intangible assets, and goodwill. Identified amortizable intangible assets include acquired software technology, customer relationships, trade names and non-compete agreements. The Company has assumed straight-line amortization periods ranging from 84 months to 108 months based on the estimated useful lives of the intangible assets.

F.	To reduce investment in subsidiary to fair value.

G.	To adjust deferred revenue to fair value and to eliminate an associated accrued liability.

H.	To adjust accrued commissions and accrued vacation liabilities to fair value.

I.	To eliminate shareholders equity of Emageon Inc. as of the acquisition date.

J.	Reduction of depreciation and amortization expense as a result of the adjustment of property, plant and equipment and intangibles to fair value.

K.	To eliminate the nonrecurring expenses related to Emageon’s Strategic Alternative Committee expenses related to the AMICAS acquisition.

L.	Adjustment to record foregone interest income earned on available cash and marketable securities used for the acquisition.
(4) Notes to historical Emageon financial statements
1.	Other operating expenses in the twelve months ended December 31, 2008 include $3,243 thousand of nonrecurring expenses incurred by the Strategic Alternative Committee related to the unsuccessful acquisition of Emageon.

2.	Impairment of goodwill in the twelve months ended December 31, 2008 includes $21.6 million related to Emageon Inc.

3.	Extraordinary income in the 3 months ended March 31, 2009 includes $9,000 thousand of extra-ordinary income from the break-up payment made by the unsuccessful acquirer of Emageon Inc.